UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
October 8, 2008
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50989 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 8, 2008, the Board of Directors of the Registrant approved a stock repurchase program of up to $2 million dollars of Local.com Corporation common stock over the next 18 months.
The share repurchase program authorizes Local.com to repurchase shares over the next 18 months, from time to time, through open market or privately negotiated transactions. A Rule 10b5-1 repurchase plan will allow the company to purchase its shares at times when it ordinarily would not be in the market because of self-imposed trading blackout periods. The number of shares to be purchased and the timing of the purchases will be based on market conditions, share price and other factors. The stock repurchase program does not require the company to repurchase any specific dollar value or number of shares and may be modified, extended or terminated by the board of directors at any time.
Item 9.01 Financial Statements and Exhibits.

99.1	Press Release of Local.com Corporation dated October 9, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: October 9, 2008	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
99.1	Press Release of Local.com Corporation dated October 9, 2008.